As filed with the Securities and Exchange Commission on January 13, 2006
                                                     Registration No. 333-75752
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                      04-2949533
        (State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

                       CBS Corporation Excess 401(k) Plan
       CBS Corporation Excess 401(k) Plan for Designated Senior Executives
                       CBS Corporation Bonus Deferral Plan
      CBS Corporation Bonus Deferral Plan for Designated Senior Executives



                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-75752) (the "Registration Statement") as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed (i) to reflect the change in the name of the Registrant, (ii) to reflect a change of the name of the "Viacom Excess 401(k) Plan" to the "CBS Corporation Excess 401(k) Plan" to reflect the change in name of the Registrant and (iii) in order to use the amount previously registered pursuant to the Registration Statement in connection with the CBS Corporation Excess 401(k) Plan (formerly named the Viacom Inc. Excess 401(k) Plan) for deferred compensation obligations under such Plan and under the CBS Corporation Excess 401(k) Plan for Designated Senior Executives, the CBS Corporation Bonus Deferral Plan and the CBS Corporation Bonus Deferral Plan for Designated Senior Executives, which plans continue certain benefits and provisions that were previously made available, and in some cases continue to be made available, under the CBS Corporation Excess 401(k) Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-75752 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of January, 2006.

                                        CBS CORPORATION



                                        By:  /s/ Angeline C. Straka
                                             -----------------------------------
                                            Name:  Angeline C. Straka
                                            Title: Senior Vice President, Deputy
                                                   General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-75752 on Form S-8 has been signed by the following persons in the capacities indicated on the 13th day of January, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

*                                            Director
-------------------------------
    Philippe P. Dauman


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Chairman and Director
-------------------------------
    Sumner M. Redstone

*                                            Director
-------------------------------
    Robert D. Walter




 *By:   /s/ Angeline C. Straka
     ------------------------------------------
       Angeline C. Straka, Attorney-in-Fact              January 13, 2006

                                  Exhibit Index

Exhibit No.       Description of Document

4.1* Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3*              CBS Corporation Excess 401(k) Plan (formerly named the
                  Viacom Excess 401(k) Plan) (Effective April 1, 1984, Restated as of December 1, 1999, amended effective January 1, 2002 and August 28, 2002) (incorporated by reference to Exhibit 10(j) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2003 (File No. 001-09553)).

4.4* CBS Corporation Excess 401(k) Plan for Designated Senior Executives (formerly named the Viacom Inc. Excess 401(k) Plan for Designated Senior Executives) (as amended October 27, 2003) (incorporated by reference to Exhibit 10(l) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2003 (File No. 001-09553)).

4.5* CBS Corporation Bonus Deferral Plan (formerly named the Viacom Inc. Bonus Deferral Plan) - The Viacom Inc. Bonus Deferral Plan is substantially similar to the Viacom Bonus Deferral Plan for Designated Senior Executives (incorporated by reference to Exhibit 10(m) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2003 (File No. 001-09553)).

4.6* CBS Corporation Bonus Deferral Plan for Designated Senior Executives (formerly named the Viacom Inc. Bonus Deferral Plan for Designated Senior Executives) as amended October 27, 2003 (incorporated by reference to Exhibit 10(m) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2003 (File No. 001-09553)).

5.1* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of KPMG LLP.

23.3*             Consent of Michael D. Fricklas, Esq.

24**              Powers of Attorney.


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*  Previously filed or incorporated by reference in this Registration Statement.
** Filed herewith.